UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2010

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

On February 17, 2010, PepsiCo, Inc. (the “Company”) announced in connection with its proposed acquisitions of The Pepsi Bottling Group (“PBG”) and PepsiAmericas, Inc. (“PAS”) that it signed a consent decree proposed by the Staff of the Federal Trade Commission (“FTC”) providing for the maintenance of the confidentiality of certain information it will obtain from Dr. Pepper Snapple Group, Inc. (“DPS”) in connection with the manufacture and distribution of certain DPS products after the acquisitions are completed.  That consent decree is subject to review and approval by the Commissioners of the FTC.  As a result of the foregoing, the Company refiled its notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) with respect to the acquisitions and has requested early termination of the waiting period.

The Company hopes to close the acquisitions, which remain subject to regulatory approvals (including the expiration or termination of the waiting period under the HSR Act) and the satisfaction of other customary closing conditions, by the end of February 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

99.1          Press Release issued by PepsiCo, Inc., dated February 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date:	February 18, 2010	By:	/s/ Thomas H. Tamoney, Jr.
			Name:	Thomas H. Tamoney, Jr.
			Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by PepsiCo, Inc., dated February 17, 2010.